Exhibit 99.1

Earnings Commentary and Supplemental Information Fourth Quarter 2015 Unaudited www.ironmountain.com

Safe Harbor Statement Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2016 guidance, our proposed acquisition of Recall Holdings Limited (“Recall”), strategic goals, and expected cost savings associated with the Transformation initiative. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. Federal income tax purposes ("REIT"); (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (vi) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which our international subsidiaries operate; (viii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of our capital expenditures; (x) changes in the cost of our debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (xiv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports, or incorporated therein. In addition, with respect to the potential Recall transaction, our ability to close the proposed transaction in accordance with the terms of our agreement with Recall, or at all, is dependent on our and Recall's ability to satisfy the closing conditions set forth in such agreement, including the receipt of governmental and shareholder approvals. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Reconciliation of Non-GAAP Measures: Throughout this document, Iron Mountain will discuss (1) Adjusted OIBDA, (2) Adjusted Earnings per Share (Adjusted EPS), (3) Funds from Operations (FFO NAREIT), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (AFFO). These measures do not conform to accounting principles generally accepted in the United States (GAAP). The reconciliations of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and the definitions are included later in this document (see Table of Contents). www.ironmountain.com Selected metric definitions are available in the Appendix 2

Table of Contents

Earnings Overview	4
Operational Highlights and Performance versus Strategic Plan	5
Financial Performance versus Strategic Plan	6
Company Profile	7
Financial Highlights	8
Year-over-Year Revenue Growth	9
Records Management Volume Growth	10
2015 Performance vs. Guidance	12
Guidance Summary	13
Quarterly Operating Performance	14
Full Year Operating Performance	15
Consolidated Balance Sheets	16
Consolidated Statements of Operations	17
Reconciliation of Operating Income to Adjusted OIBDA	18
Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share	19
Reconciliation of Net Income to FFO & AFFO	20
Reconciliation of Cash Flow from Operations to AFFO	21
Quarterly and Full Year Total Revenue Growth Bridge	22
Quarterly Normalized Adjusted OIBDA Bridge	23
Full Year Normalized Adjusted OIBDA Bridge	24
Quarterly Normalized Adjusted EPS Bridge	25
Full Year Normalized Adjusted EPS Bridge	26
Total Service Margin Bridge	27
Reported $ Storage Net Operating Income (NOI)	28
Global Real Estate Portfolio	29
Revenue from Rental Activities and Storage NOI per Racked Square Foot	30
Portfolio Utilization	31
Gross Book Value of Real Estate Assets	32
Service Business Detail	33
Customer Data	34
Debt Schedule	35
Capitalization	36
Lease Obligations	37
Capital Expenditures and Investments	38
Investments	39
Components of Value	40
Appendix	41



IRON MOUNTAIN
DELIVERING
SUSTAINABLE VALUE

All figures except per share and facility counts in 000s unless noted
All figures in reported dollars unless noted
Figures may not foot due to rounding

Investor Relations Contacts:

Melissa Marsden, 617-535-8595
Senior Vice President, Investor Relations
melissa.marsden@ironmountain.com

Faten Freiha, 617-535-8404
Director, Investor Relations
faten.freiha@ironmountain.com

www.ironmountain.com Selected metric definitions are available in the Appendix 3

Earnings Overview Iron Mountain Fourth Quarter and Full Year 2015 Financial Results Fourth Quarter and Full Year Highlights • • • • • • • Strong financial and operating performance aligns with 2020 strategic plan and exceeds expectations. Full-year constant dollar Total Revenue in line with guidance, and Adjusted OIBDA at upper end of guidance. Transformation savings realized in fourth quarter expected to contribute $50 million of Adjusted OIBDA improvement in 2016. Constant dollar storage rental growth supported by volume gains across all major markets. Service gross margin target achieved in the fourth quarter. Annualized dividend of $1.94 per share in 2016 reflects consistent growth and solid execution of strategic plan. 2016 C$ growth in line with guidance released at Investor Day. Financial Performance • On a constant dollar (C$) basis, total revenue growth for the quarter was 2.1%, reflecting solid storage rental revenue gains of 3.2%, and service revenue growth of 0.3%. As a result of the continued strengthening of the U.S. dollar, total reported revenues for the fourth quarter were $752 million in 2015, compared with $778 million in 2014. Full year total reported revenues were $3.01 billion, compared with $3.12 billion in 2014. C$ total revenue growth for the year also was 2.1%, driven by storage rental revenue gains of 4.0%, partially offset by service revenue declines of 0.7%. • Adjusted OIBDA for the fourth quarter was $238 million, compared with $220 million in 2014, while full-year Adjusted OIBDA was $920 million, compared with $926 million in 2014. Adjusted OIBDA for 2014 includes $3.5 million of restructuring costs and Adjusted OIBDA for 2015 includes previously communicated costs of $10 million related to the company’s Transformation initiative. On a C$ basis, Adjusted OIBDA increased by 13.6% for the quarter and 4.4% for the year (14.1% and 5.1%, excluding Transformation and restructuring costs for the quarter and full year, respectively). • Adjusted EPS for the fourth quarter was $0.33 per diluted share, compared with $0.25 per diluted share in 2014. Full-year Adjusted EPS was $1.21 per diluted share, compared with $1.36 in 2014. Adjusted EPS for 2015 reflects an 8% increase in weighted average shares outstanding following the distribution of shares in November 2014 associated with the company’s conversion to a REIT as well as the Transformation costs noted above. Finally, Adjusted EPS for the fourth quarter reflects a structural tax rate of 16.8%, compared with a structural tax rate of 14.4% in 2014. • GAAP EPS for the fourth quarter was $0.03 per share compared with GAAP EPS of $0.06 per share for the fourth quarter of 2014. Full-year GAAPEPS was $0.59, compared with $1.67 for 2014. 2014 GAAP EPS includes $176 million of a net discrete tax benefit recorded in the second quarter of 2014 primarily related to the reversal of current and deferred tax assets and liabilities, partially offset by incremental taxes related to foreign repatriation associated with the company’s conversion to a REIT. • FFO (Normalized) per share was $0.57 for the fourth quarter compared with $0.53 in 2014 and $2.10 for the year compared with $2.28 in 2014. • AFFO was $125 million for the fourth quarter compared with $112 million in 2014, and $522 million for the year compared with $527 million in 2014. www.ironmountain.com Selected metric definitions are available in the Appendix 4

Operational Highlights and Performance versus Strategic Plan

IRON MOUNTAIN®

Pillars	Strategic Goals	Q4 and Full Year 2015 Operational Performance and Highlights
Developed Markets	Maintain Continued Growth in Box and Tape Volume	**Solid storage rental growth:** • NA RIM internal growth of 0.2% for Q4 and 0.1% for the year - C$ growth of 1.0% for Q4 and 1.1% for the year • NA DM internal growth of 1.0% for Q4 and 4.2% for the year - C$ growth of 1.1% for Q4 and 4.4% for the year • WE internal growth of 2.4% for Q4 and 2.7% for the year - C$ growth of 2.8% for Q4 and 3.3% for the year **Consistent and stable volume growth across developed markets:** • NA RIM volume growth of 1.2% • NA DM volume growth of 3.4% • WE volume growth of 3.1%
Emerging Markets	Expand Presence and Leverage Scale Emerging Markets to Represent 20% of Revenues by 2020	**Strong storage rental growth and volume:** • Other International segment internal growth of 9.6% for Q4 and 10.8% for the year - C$ growth of 10% for Q4 and 14.3% for the year **Consistent volume growth:** • Other International organic volume growth of 6.1% **Emerging Markets (Other International excluding Australia) represent 14.6% of total revenues in Q4 on a C$ basis**
Adjacent Businesses	Adjacent Businesses to Represent 5% of Revenues by 2020	**Continued growth in data center business; success-based investing** • Data Center: $22mm year-end revenue run-rate **Completed acquisition of Crozier Fine Arts, a leader in Art storage** • Art Storage: $30mm year-end revenue run-rate **Total 2015 run-rate revenue represented 1.7% of total.**

Enablers	Strategic Goals	Q4 and Full Year 2015 Operational Performance and Highlights
Transformation	Deliver $125mm of cumulative savings by 2017	**Continuing to execute on Transformation initiative** • Expecting to incur net $7mm in Q1 of 2016 of Transformation related charges
	$50mm of run-rate savings in 2015	**Achieved $50mm run-rate savings expected to be fully realized in 2016** • Incurred $10.2mm in Q3 and Q4 of Transformation related charges
Real Estate	**Leverage Real Estate Platform to Create Long-Term Value** • Consolidate properties for maximum efficiency, leverage development and lease conversion opportunities	**For 2015, invested $120mm in growth racking real estate consolidation and development as well as $52mm in lease conversions.**

www.ironmountain.com Selected metric definitions are available in the Appendix 5

IRON MOUNTAIN®

Financial Performance versus Strategic Plan

	Strategic Goals	Q4 and Full Year 2015 Financial Performance
Revenue	**Total C$ Revenue Growth of 4% CAGR** • Half of the growth organic/half to come from acquisitions	**Total C$ Revenue Growth of 2.1% for the quarter and year** • Revenue growth below target due to lower acquistion activity given focus on proposed Recall transaction
	Storage Internal Growth of 2.5% to 3.0%	**Storage Internal Growth of 2.2% for Q4 and 2.7% for the year**
	Service Internal Growth flat in 2015; improving in 2016	**Service Internal Growth of 0.3% for Q4 and -0.4% for the year**
Service Gross Margin	**Stabilize service gross margins and achieve service gross margin of 27% by year-end**	**Stabilized service gross margin and achieved year-end target** • Achieved Q4 service gross margin of 27.2% • FY service gross margins of 26.6% and 26.1% on a normalized basis (see bridge on p.27).
Adj. OIBDA	**Total C$ Adj. OIBDA Growth of 8% CAGR**	**C$ Adj. OIBDA Growth of 14.1% for Q4 and 5.1% for 2015, excluding restructuring charges in both periods** • Growth driven by Transformation benefits and better operating performance
Dividend	**Dividend Growth**	**Increased 2015 divided per share by $0.01 in Q4'15** **Year-over-year dividend growth of 2% expected in 2016**

Proposed Recall Acquisition

We continue to work toward closing of the Recall transaction and related integration planning. As we work through the regulatory process, we will refine our views based upon a clearer understanding of the outcome, and when we have substantially completed the regulatory review process, we will update the timetable.

Liquidity and Leverage

At December 31, 2015, the company had liquidity of approximately $800mm, primarily under its revolving credit facility. The company's net total lease adjusted leverage ratio was 5.6x at quarter end, as compared to a maximum allowable ratio of 6.5x.

Guidance

The company updated its guidance based on 2016 C$ budget rates to reflect the continued strengthening of the U.S. dollar. Details are available on page 13.

www.ironmountain.com Selected metric definitions are available in the Appendix 6

IRON MOUNTAIN®

Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based business model, yielding over $3 billion of revenues annually. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. Iron Mountain serves more than 170,000 customers, including approximately 94% of the Fortune 1000, and no single customer accounts for more than 1% of revenues. Iron Mountain provides storage and information management services in 37 countries on five continents, storing 530 million cubic feet of records in a portfolio of approximately 1,100 facilities containing 69.9 million square feet of space. The company employs more than 20,000 people.

Iron Mountain is organized as a REIT, and its financial model is based on the recurring nature of its storage rental revenues and resulting storage net operating income (NOI). Supported by its consistent, predictable storage rental revenues, the company generates predictable, low-volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. The company believes that there remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets where customers are just beginning to outsource their storage of physical documents.

C$ STORAGE RENTAL GROWTH

2015 C$ Storage Rental Growth: **4.0%**

Four-year Compound Annual Growth Rate: **4.4%**


$1,579
$1,877
'11
'12
'13
'14
'15

Countries Served



Diversification of Total Revenue

(As of 12/31/2015)


Region
16.7%
7.5%
3.0%
72.8%
Product
15.6%
7.9%
8.5%
68.0%
North America
Latin America
Europe
Asia Pacific
Records Mgmt
Shredding
Data Protection
Other(1)

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services, Fine Art, Consumer Storage and other ancillary services.

www.ironmountain.com Selected metric definitions are available in the Appendix 7

IRON MOUNTAIN®

Financial Highlights

	Q4 2014	Q4 2015	% Change	Full Year 2014	Full Year 2015	% Change
Storage Rental	$465,401	$457,764	(1.6)%	$1,860,243	$1,837,897	(1.2)%
Service	312,577	294,663	(5.7)%	1,257,450	1,170,079	(6.9)%
Total Revenues	**$777,978**	**$752,427**	**(3.3)%**	**$3,117,693**	**$3,007,976**	**(3.5)%**
Gross Profit	$440,954	$428,001	(2.9)%	$1,773,057	$1,717,951	(3.1)%
Gross Margin %	56.7%	56.9%	20 bps	56.9%	57.1%	20 bps
Adjusted OIBDA	$220,033	$237,725	8.0%	$925,797	$920,005	(0.6)%
Adjusted OIBDA %	28.3%	31.6%	330 bps	29.7%	30.6%	90 bps
Adjusted EPS	$0.25	$0.33	31.2%	$1.36	$1.21	(11.0)%
FFO (NAREIT)[(1)]	$58,991	$50,286	(14.8)%	$504,609	$303,153	(39.9)%
FFO (Normalized)[(1)]	$107,980	$119,923	11.1%	$449,228	$446,244	(0.7)%
FFO (Normalized) per Share[(1)]	$0.53	$0.57	7.5%	$2.28	$2.10	(7.7)%
AFFO[(1)]	$112,207	$124,965	11.4%	$527,460	$522,207	(1.0)%
Ordinary Dividends per Share	$0.475	$0.485	2.1%	$1.900	$1.910	0.5%
Weighted Average Fully-diluted Shares Outstanding	205,494	212,231	3.3%	196,749	212,118	7.8%
Storage Net Operating Income (NOI)	$381,878	$375,376	(1.7)%	$1,514,999	$1,496,156	(1.2)%
Storage Profit and Margin						
Storage Gross Profit	$355,612	$347,882	(2.2%)	$1,424,981	$1,406,990	(1.3%)
Storage Gross Margin	76.4%	76.0%	-40 bps	76.6%	76.6%	0 bps
Service Profit and Margin						
Service Gross Profit	$85,341	$80,120	(6.1%)	$348,075	$310,961	(10.7%)
Service Gross Margin[(2)]	27.3%	27.2%	-10 bps	27.7%	26.6%	-110 bps

(1) In 2015, we revised the reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to reconcile these Non-GAAP measures to consolidated net income, rather than net income attributable to Iron Mountain. We have revised the 2014 reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to conform to current year presentation.

(2) A one-time reallocation of service costs to storage in Q3 2015 enhanced FY 2015 Service Gross Margin by 50 basis points. Normalized for this reallocation adjustment, 2015 service gross margin would have been 26.1%.

www.ironmountain.com Selected metric definitions are available in the Appendix 8

Year-over-Year Revenue Growth Revenue Re ve nue Grow th Rate s Revenue Revenue www.ironmountain.com Selected metric definitions are available in the Appendix 9 Storage Rental Service Total Reported (1.6)% (5.7)% (3.3)% Storage Rental Service Total Revenue Revenue Revenue (1.2)% (6.9)% (3.5)% Less: Impact of FX Rate Changes and Adjustments (4.9)% (6.0)% (5.3)% (5.2)% (6.2)% (5.6)% Constant Currency 3.2% 0.3% 2.1% 4.0% (0.7)% 2.1% Less: Impact of Acquisitions and Dispositions 1.0% 0.0% 0.6% 1.3% (0.3)% 0.6% Inte rnal Grow th Rate 2.2% 0.3% 1.4% 2.7% (0.4)% 1.5% Full Ye ar 2015 Q4 2015

Records Management Volume Growth Net Volume Growth Rate 7.6% 6.7% 0.7% Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 3.8% 4.1% 0.5% Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 (1) Customer acquisitions are now included in new sales as the nature of these transactions is similar to new customer wins. www.ironmountain.com Selected metric definitions are available in the Appendix 10 Business AcquisitionsNew Sales (1) New Volume from Existing CustomersDestructionsOutperm/Terms 3.6% 3.7% 3.3% 2.7% 1.2%1.2%1.1%1.2% 0.7% 0.8% 1.0% 1.0% 1.7% 1.7% 1.7% 1.7% 1.7% 1.6% 1.7% 1.8% 5.3% 5.2% 5.1% 5.1% 5.0% 5.1% 5.4% 4.9% -4.7% -4.8% -4.7% -4.6% -4.6% -4.5% -4.7% -4.8% -2.2% -1.8% -1.6% -1.7% -1.8% -1.8% -1.8% -1.6% North America (377 CuFt MM) 5.5% 5.5% 5.0% 2.0% 3.4% 3.6%3.5%2.8%2.7%2.3% 1.5% 1.6% 1.0% 1.1% 2.5% 2.3% 2.4% 2.4% 2.4% 2.3% 2.4% 2.5% 6.2% 6.1% 6.1% 5.9% 5.9% 5.9% 5.7% 5.8% -4.5% -4.7% -4.5% -4.4% -4.4% -4.3% -4.5% -4.6% -2.3% -2.0% -1.9% -1.9% -2.0% -2.1% -2.1% -2.1% Total Iron Mountain (530 CuFt MM)

Records Management Volume Growth Net Volume Growth Rate 6.2% 5.7% 5.4% 5.4% 3.9%(2) 3.0% 3.1% 0.7% 0.7% Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 28.2% 9.6% 8.4%(2) 6.1% 2.4% 1.5% -3.0% -3.2% -3.3% -2.6% -2.7% -2.8% -3.2% Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 (1) Customer acquisitions are now included in new sales as the nature of these transactions is similar to new customer wins. (2) Small variances from Q3-15 reported results due to system enhancements in international reporting. www.ironmountain.com Selected metric definitions are available in the Appendix 11 Business AcquisitionsNew Sales (1) New Volume from Existing CustomersDestructionsOutperm/Terms 24.8% 19.2% 16.8%17.6% 15.9% 8.3% 9.5% 12.9% 5.5% 4.4% 4.2% 4.2% 4.4% 4.5% 4.1% 4.3% 4.0% 11.4% 11.6% 10.8% 10.3% 9.9% 9.8% 9.6% 9.6% -4.2% -4.4%-3.8%-3.6%-3.5%-3.4%-3.6%-4.2% -3.4% Other International (91 CuFt MM) 4.4% 1.8% 1.8% 1.8% 1.6% 1.0% 5.5% 4.9% 4.6% 4.8% 4.3% 4.6% 4.5% 3.6% 5.4% 5.7% 5.5% 5.5% 5.6% 5.3% 5.4% 5.1% -4.0% -3.9% -4.2% -4.1% -4.5% -4.6% -4.6% -4.4% -2.4% -2.3% -2.6% -2.6% -2.1% -2.2% -2.1% -2.3% Western European (63 CuFt MM)

2015 Performance vs. Guidance www.ironmountain.com Selected metric definitions are available in the Appendix 12 $M M (except per share item s) R$ Operating Performance C$ Revenue $3,000 - $3,060 $3,008 (3.5%) $3,050 - $3,110 $3,078 2.1% Adjusted OIBDA $905 - $930 $920 (0.6%) $925 - $945 $940 4.4% Adjusted EPS – Fully Diluted $1.15 - $1.30 $1.21 $1.20 - $1.30 $1.21 FFO (Normalized) $425 - $465 $446 $425 - $465 $460 FFO (Normalized) per share $2.00 - $2.20 $2.10 $2.00 - $2.20 $2.12 AFFO $480 - $520 $522 $480 - $520 $535 FY 2015 Guidance R$ as of Octobe r 31, 2015 FY 2015 Re s ults Actual R$ Capital Allocation Real Estate Investment $180 - $200 $171 Real Estate and Non-Real Estate Maintenance CapEx $80 $76 Non-Real Estate Investment $65 $48 Business and Customer Acquisitions $125 - $145 $149 Total capital Investments (excluding Dividends) $450 - $510 $444 % Grow th FY 2015 Re s ults Actual C$ FY 2015 Guidance C$ as of Octobe r 31, 2015 % Grow th FY 2015 Re s ults Actual R$ FY 2015 Guidance R$ as of Octobe r 31, 2015

IRON MOUNTAIN®

Guidance Summary

Financial Performance Outlook

$MM (except per share items)	Implied C$ Growth from Preliminary 2016 Guidance			Implied C$ Growth Reflecting 2016 FX Budget Rates		
	FY 2015 C$ Results	2016 C$ Guidance (@ 2015 C$ Rate) as reported 10/31/15	Change YOY @ 2015 C$ Rates	2015 Results @ 2016 Budget Rates	2016 C$ Guidance (@ 2016 Budget Rate)(1)	2016 C$ % Change YOY(2)
Operating Performance						
Revenue	$3,078	$3,165 - $3,265	3% - 6%	$2,926	$3,000 - $3,080	3% - 6%
Adjusted OIBDA	$940	$990 - $1,030	5% - 10%	$900	$950 - $970	6% - 8%
Adjusted EPS – Fully Diluted(3)	$1.21	$1.28 - $1.43	6% - 18%	$1.17	$1.24 - $1.32	6% - 13%
FFO (Normalized)	$460	$455 - $520		$455	$455 - $470	
FFO (Normalized) per share(3)	$2.12	$2.15 - $2.45		$2.14	$2.15 - $2.22	
AFFO	$535	$510 - $550		$574	$515 - $530	

	2016 Guidance
Estimated Capital Allocation	
Real Estate Investment	$265
Non-Real Estate Investment	$70
Real Estate and Non-Real Estate Maintenance	$80
Business and Customer Acquisitions	$140 - $180
Total Capital Expenditures and Investments (ex dividends)	$555 - $595

(1) The 2016 C$ Budget Rate was set in January 2016; therefore, at this time, this guidance is equivalent to guidance reported at R$.
(2) YOY growth compared to 2015 constant dollar (C$) budget rates; includes 1.5%-2.5% internal revenue growth.
(3) Assumes 212 million shares outstanding.

www.ironmountain.com

Selected metric definitions are available in the Appendix

13

IRON MOUNTAIN®

Quarterly Operating Performance

	Q4 Results[1]		% Growth				
	Q4 2014	Q4 2015	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Revenue	$269,611	$268,267	(0.5)%	(1.5)%	1.0%	0.8%	0.2%
Service Revenue	177,068	174,287	(1.6)%	(2.0)%	0.4%	1.2%	(0.8)%
Total Revenue	$446,678	$442,554	(0.9)%	(1.7)%	0.8%	1.0%	(0.2)%
Adjusted OIBDA	174,493	181,041					
Adjusted OIBDA Margin %	39.1%	40.9%					
NA Data Management							
Storage Revenue	$63,593	$63,734	0.2%	(0.9)%	1.1%	0.1%	1.0%
Service Revenue	35,604	32,532	(8.6)%	(0.8)%	(7.7)%	0.2%	(8.0)%
Total Revenue	$99,196	$96,266	(3.0)%	(1.0)%	(2.0)%	0.2%	(2.2)%
Adjusted OIBDA	57,509	51,625					
Adjusted OIBDA Margin %	58.0%	53.6%					
Western European							
Storage Revenue	$62,037	$59,644	(3.9)%	(6.7)%	2.8%	0.5%	2.4%
Service Revenue	45,552	41,531	(8.8)%	(7.2)%	(1.6)%	(4.6)%	2.9%
Total Revenue	$107,589	$101,175	(6.0)%	(6.9)%	0.9%	(1.6)%	2.6%
Adjusted OIBDA	29,105	33,503					
Adjusted OIBDA Margin %	27.1%	33.1%					
Other International							
Storage Revenue	$66,854	$59,288	(11.3)%	(21.3)%	10.0%	0.4%	9.6%
Service Revenue	53,917	44,693	(17.1)%	(21.5)%	4.4%	(4.1)%	8.4%
Total Revenue	$120,771	$103,981	(13.9)%	(21.4)%	7.5%	(1.6)%	9.1%
Adjusted OIBDA	16,529	24,198					
Adjusted OIBDA Margin %	13.7%	23.3%					
Corporate and Other							
Storage Revenue	$3,305	$6,831	106.7%	0.0%	106.7%	58.9%	47.8%
Service Revenue	437	1,618	n/a	n/a	n/a	n/a	n/a
Total Revenue	$3,742	$8,449	125.8%	0.0%	125.8%	77.2%	48.6%
Adjusted OIBDA	(57,603)	(52,643)					

(1) 2014 results exclude REIT Costs and 2015 results exclude Recall Costs.

www.ironmountain.com Selected metric definitions are available in the Appendix 14

IRON MOUNTAIN®

Full Year Operating Performance

	Full Year Results[1]		% Growth				
	Full Year 2014	Full Year 2015	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Revenue	$1,080,013	$1,077,305	(0.3)%	(1.3)%	1.1%	1.0%	0.1%
Service Revenue	715,348	698,060	(2.4)%	(1.8)%	(0.6)%	1.1%	(1.6)%
Total Revenue	$1,795,361	$1,775,365	(1.1)%	(1.5)%	0.4%	1.0%	(0.6)%
Adjusted OIBDA	698,719	714,639					
Adjusted OIBDA Margin %	38.9%	40.3%					
NA Data Management							
Storage Revenue	$247,017	$255,601	3.5%	(0.9)%	4.4%	0.2%	4.2%
Service Revenue	143,190	134,885	(5.8)%	(0.9)%	(4.9)%	0.2%	(5.1)%
Total Revenue	$390,207	$390,486	0.1%	(0.9)%	1.0%	0.2%	0.8%
Adjusted OIBDA	226,396	203,803					
Adjusted OIBDA Margin %	58.0%	52.2%					
Western European							
Storage Revenue	$257,390	$239,257	(7.0)%	(10.3)%	3.3%	0.6%	2.7%
Service Revenue	191,841	158,256	(17.5)%	(9.9)%	(7.6)%	(7.0)%	(0.6)%
Total Revenue	$449,231	$397,513	(11.5)%	(10.2)%	(1.3)%	(2.7)%	1.4%
Adjusted OIBDA	130,423	120,649					
Adjusted OIBDA Margin %	29.0%	30.4%					
Other International							
Storage Revenue	$263,737	$245,154	(7.0)%	(21.4)%	14.3%	3.6%	10.8%
Service Revenue	205,577	176,206	(14.3)%	(21.9)%	7.6%	(1.4)%	9.0%
Total Revenue	$469,314	$421,360	(10.2)%	(21.6)%	11.4%	1.4%	10.0%
Adjusted OIBDA	84,468	87,341					
Adjusted OIBDA Margin %	18.0%	20.7%					
Corporate and Other							
Storage Revenue	$12,086	$20,580	70.3%	0.0%	70.3%	20.4%	49.9%
Service Revenue	1,494	2,672	n/a	n/a	n/a	n/a	n/a
Total Revenue	$13,580	$23,252	71.2%	0.0%	71.2%	22.7%	48.5%
Adjusted OIBDA	(214,209)	(206,427)					

(1) 2014 results exclude REIT Costs and 2015 results exclude Recall Costs.

www.ironmountain.com Selected metric definitions are available in the Appendix 15

IRON MOUNTAIN®

Consolidated Balance Sheets

ASSETS	12/31/2014	12/31/2015
Current Assets:		
Cash and Cash Equivalents	$125,933	$128,381
Restricted Cash	33,860	-
Accounts Receivable, Net	604,265	564,401
Other Current Assets	153,661	165,130
Total Current Assets	917,719	857,912
Property, Plant and Equipment:		
Property, Plant and Equipment at Cost	4,668,705	4,744,236
Less: Accumulated Depreciation	(2,117,978)	(2,247,078)
Property, Plant and Equipment, Net	2,550,727	2,497,158
Other Assets, Net:		
Goodwill	2,423,783	2,360,978
Other Non-current Assets, Net[(1)]:	631,036	634,539
Total Other Assets, Net[(1)]	3,054,819	2,995,517
Total Assets[(1)]	**$6,523,265**	**$6,350,587**
LIABILITIES AND EQUITY		
Current Liabilities:		
Current Portion of Long-term Debt	$52,095	$88,068
Other Current Liabilities	804,641	753,763
Total Current Liabilities	856,736	841,831
Long-term Debt, Net of Current Portion[(1)]	4,564,359	4,757,610
Other Long-term Liabilities	232,215	222,539
Total Long-term Liabilities[(1)]	4,796,574	4,980,149
Total Liabilities[(1)]	**$5,653,310**	**$5,821,980**
Equity		
Total Stockholders' Equity	$856,355	$508,841
Noncontrolling Interests	13,600	19,766
Total Equity	869,955	528,607
Total Liabilities and Equity[(1)]	**$6,523,265**	**$6,350,587**

(1) In Q4 of 2015, we adopted Accounting Standards Update No. 2015-03 ("ASU 2015-03"), which requires the carrying value of deferred financing costs, which were formerly presented within Other Assets, net to be presented within Long-Term Debt, net of current portion on our Consolidated Balance Sheets. Deferred financing costs were $47.1mm and $58.3mm on December 31, 2014 and December 31, 2015, respectively.

www.ironmountain.com Selected metric definitions are available in the Appendix 16

IRON MOUNTAIN®

Consolidated Statements of Operations

	Q4 2014	Q4 2015	% Change	Full Year 2014	Full Year 2015	% Change
Revenues:						
Storage Rental	$465,401	$457,764	(1.6)%	$1,860,243	$1,837,897	(1.2)%
Service	312,577	294,663	(5.7)%	1,257,450	1,170,079	(6.9)%
Total Revenues	**$777,978**	**$752,427**	**(3.3)%**	**$3,117,693**	**$3,007,976**	**(3.5)%**
Operating Expenses:						
Cost of Sales (excluding Depreciation and Amortization)	$337,024	$324,426	(3.7)%	$1,344,636	$1,290,025	(4.1)%
Selling, General and Administrative	224,648	216,967	(3.4)%	869,572	844,960	(2.8)%
Depreciation and Amortization	88,575	85,472	(3.5)%	353,143	345,464	(2.2)%
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(164)	2,293	n/a	1,065	3,000	n/a
Total Operating Expenses	**$650,083**	**$629,158**	**(3.2)%**	**$2,568,416**	**$2,483,449**	**(3.3)%**
Operating Income (Loss)	**$127,895**	**$123,269**	**(3.6)%**	**$549,277**	**$524,527**	**(4.5)%**
Interest Expense, Net	72,984	67,751	(7.2)%	260,717	263,871	1.2%
Other Expense (Income), Net	42,200	38,991	(7.6)%	65,187	98,590	51.2%
Income (Loss) from Continuing Operations before Provision (Benefit) for Income Taxes and (Gain) Loss on Sale of Real Estate	12,711	16,527	30.0%	223,373	162,066	(27.4)%
Provision (Benefit) for Income Taxes	876	10,587	n/a	(97,275)	37,713	n/a
Gain from Sale of Real Estate, Net of Tax	(839)	-	n/a	(8,307)	(850)	(89.8)%
Income (Loss) from Continuing Operations	12,674	5,940	(53.1)%	328,955	125,203	(61.9)%
Income (Loss) from Discontinued Operations, Net of Tax	729	-	n/a	(209)	-	n/a
Net Income (Loss)	13,403	5,940	(55.7)%	328,746	125,203	(61.9)%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	654	235	(64.1)%	2,627	1,962	(25.3)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$12,749**	**$5,705**	**(55.3)%**	**$326,119**	**$123,241**	**(62.2)%**
Earnings (Losses) per Share - Basic:						
Income (Loss) from Continuing Operations	$0.06	$0.03	(50.0)%	$1.68	$0.59	(64.9)%
Total Income (Loss) from Discontinued Operations	-	-	n/a	($0.00)	($0.00)	0.0%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.06**	**$0.03**	**(50.0)%**	**$1.67**	**$0.58**	**(65.3)%**
Earnings (Losses) per Share - Diluted:						
Income (Loss) from Continuing Operations	$0.06	$0.03	(50.0)%	$1.67	$0.59	(64.7)%
Total (Loss) Income from Discontinued Operations	-	-	n/a	($0.00)	($0.00)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.06**	**$0.03**	**(50.0)%**	**$1.66**	**$0.58**	**(65.1)%**
Weighted Average Common Shares Outstanding - Basic	203,489	211,209	3.8%	195,278	210,764	7.9%
Weighted Average Common Shares Outstanding - Diluted	205,494	212,231	3.3%	196,749	212,118	7.8%

www.ironmountain.com Selected metric definitions are available in the Appendix 17

Reconciliation of Operating Income to Adjusted OIBDA

	Q4 2014	Q4 2015	% Change	Full Year 2014	Full Year 2015	% Change
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$12,749**	**$5,705**	**(55.3)%**	**$326,119**	**$123,241**	**(62.2)%**
Add:						
Net Income (Loss) Attributable to Noncontrolling Interests	654	235	(64.1)%	2,627	1,962	(25.3)%
Loss (Income) from Discontinued Operations, Net of Tax	(729)	-	n/a	209	-	n/a
(Gain) Loss from Disposition of Real Estate, Net of Tax	(839)	-	n/a	(8,307)	(850)	(89.8)%
Provision (Benefit) for Income Taxes	876	10,587	n/a	(97,275)	37,713	n/a
FX (Gains) Losses[1]	32,726	14,390	(56.0)%	58,318	70,850	21.5%
Other (Income) Expense[2]	9,473	24,601	n/a	6,869	27,740	n/a
Interest Expense, Net	72,984	67,751	(7.2)%	260,717	263,871	1.2%
Operating Income (Loss)	**$127,895**	**$123,269**	**(3.6)%**	**$549,277**	**$524,527**	**(4.5)%**
Depreciation and Amortization	88,575	85,472	(3.5)%	353,143	345,464	(2.2)%
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(164)	2,293	n/a	1,065	3,000	n/a
Recall Costs	-	26,691	n/a	-	47,014	n/a
REIT Costs	3,728	-	n/a	22,312	-	n/a
Adjusted OIBDA	**$220,033**	**$237,725**	**8.0%**	**$925,797**	**$920,005**	**(0.6)%**

(1) Includes realized and unrealized FX (gains) losses.
(2) Excludes realized and unrealized FX (gains) losses.

www.ironmountain.com Selected metric definitions are available in the Appendix 18

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share(1) Adjus te d EPS - Fully Dilute d from Continuing Ope rations $ 0.25 $ 0.33 31.2% $ 1.36 $ 1.21 (11.0)% (1) Adjusted EPS for 2015 reflects a structural tax rate of 16.8%, while 2014 results have been restated to reflect a structural tax rate of 14.4%. www.ironmountain.com Selected metric definitions are available in the Appendix 19 Re porte d EPS - Fully Dilute d from Continuing Ope rations $ 0.06 $ 0.03 (53.3)% $ 1.67 $ 0.59 (64.7)% Add: Gain (Loss) on Disposal/Write-Dow n of PP&E (excluding Real Estate), Net - 0.01 n/a 0.01 0.01 n/a REIT Costs 0.02 - n/a 0.11 - n/a Recall Costs - 0.13 n/a - 0.22 n/a Other (Income) Expense, Net 0.21 0.18 (14.3)% 0.33 0.46 39.4% Gain (Loss) on Sale of Real Estate, Net of Tax - - n/a (0.04) - n/a Tax Impact of Reconciling Items and Discrete Tax Items (0.04) (0.02) (50.0)% (0.72) (0.07) (90.3)% % Change Full Ye ar 2015 Full Ye ar 2014 % Change Q4 2015 Q4 2014

IRON MOUNTAIN®

Reconciliation of Net Income to FFO & AFFO

	Q4 2014	Q4 2015	% Change	Full Year 2014	Full Year 2015	% Change
Net Income	**$13,403**	**$5,940**	**(55.7)%**	**$328,746**	**$125,203**	**(61.9)%**
Add:						
Real Estate Depreciation	46,427	44,346	(4.5)%	184,170	178,800	(2.9)%
(Gain) Loss from Disposition of Real Estate, Net of Tax	(839)	-	n/a	(8,307)	(850)	(89.8)%
FFO (NAREIT)[6]	**$58,991**	**$50,286**	**(14.8)%**	**$504,609**	**$303,153**	**(39.9)%**
Add:						
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(164)	2,293	n/a	1,065	3,000	n/a
FX (Gains) Losses[1]	32,726	14,390	(56.0)%	58,318	70,850	21.5%
Other (Income) Expense[2]	9,473	24,601	n/a	6,869	27,740	n/a
Deferred Taxes and REIT Tax Adjustments[3]	3,955	1,663	(58.0)%	(144,154)	(5,513)	(96.2)%
(Income) Loss from Discontinued Operations, Net of Tax	(729)	-	n/a	209	-	n/a
Recall Costs	-	26,691	n/a	-	47,014	0.0%
REIT Costs	3,728	-	n/a	22,312	-	n/a
FFO (Normalized)[6]	**$107,980**	**$119,923**	**11.1%**	**$449,228**	**$446,244**	**(0.7)%**
Add:						
Non-Real Estate Depreciation	30,254	30,377	0.4%	120,387	122,420	1.7%
Amortization Expense[4]	14,368	13,556	(5.7)%	56,595	53,494	(5.5)%
Non-Cash Rent Expense (Income)[5]	3,001	(381)	n/a	(419)	(3,349)	n/a
Non-Cash Equity Compensation Expense (Income)	6,495	6,649	2.4%	29,624	27,585	(6.9)%
Less:						
Non-Real Estate Investment	17,391	13,298	(23.5)%	50,854	47,964	(5.7)%
Real Estate and Non-Real Estate Maintenance CapEx	32,500	31,861	(2.0)%	77,101	76,222	(1.1)%
AFFO[6]	**$112,207**	**$124,965**	**11.4%**	**$527,460**	**$522,207**	**(1.0)%**
Per Share Amounts (Fully Diluted Shares)						
FFO (NAREIT)	$0.29	$0.24	(17.2)%	$2.56	$1.43	(44.1)%
FFO (Normalized)	$0.53	$0.57	7.5%	$2.28	$2.10	(7.7)%
Weighted Average Common Shares Outstanding - Basic	203,489	211,209	3.8%	195,278	210,764	7.9%
Weighted Average Common Shares Outstanding - Diluted	205,494	212,231	3.3%	196,749	212,118	7.8%

(1) Includes realized and unrealized FX (gains) losses.
(2) Excludes realized and unrealized FX (gains) losses.
(3) Includes repatriation, recapture (including amended return impact) and other current tax expenses; excludes normalized cash tax expense of ($3,079) in Q4 2014 and $8,924 in Q4 2015 ($46,878 in 2014 and $43,226 in 2015).
(4) Reflects amortization of customer acquisition intangibles, transportation and permanent withdrawal fees in addition to amortization of deferred financing charges.
(5) Q4 2014 and Full Year 2014 non-cash rent expense (income) was adjusted to exclude cash receipts and other changes in deferred rent which did not have an impact on net income in such period.
(6) In 2015, we revised the reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to reconcile these Non-GAAP measures to consolidated net income, rather than net income attributable to Iron Mountain. We have revised the 2014 reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to conform to current year presentation.

www.ironmountain.com Selected metric definitions are available in the Appendix 20

Reconciliation of Cash Flow from Operations to AFFO (1) Working capital adjustments in Q4 and Full Year 2015 are driven primarily by the timing of payroll and incentive compensation accruals. (2) Includes impact of options where holders elect to receive shares net of tax withholding at vesting date. www.ironmountain.com Selected metric definitions are available in the Appendix 21 Cash Flow from Operations $171,096 $210,136 22.8% $472,948 $541,760 14.5% Adjust f or: Tax on Gain from Disposition of Real Estate 214 - n/a 2,205 209 (90.5)% REIT Tax Adjustments 16,334 (1,181) n/a 126,636 1,960 (98.5%) REIT Cost Addback 3,728 - n/a 22,312 - n/a Recall Cost Addback - 26,691 n/a - 47,014 0.0% Working Capital Adjustments(1) (45,272) 73,627 n/a 33,052 (43,405) n/a Non-Cash Rent Expense 3,001 (381) n/a (419) (3,349) n/a Non-Real Estate Investment CapEx (17,391) (13,298) (23.5)% (50,854) (47,964) (5.7)% Real Estate and Non-Real Estate Maintenance CapEx (32,500) (31,861) (2.0)% (77,101) (76,222) (1.1)% Non-Cash Equity Expense 6,495 6,649 2.4% 29,624 27,585 (6.9)% Loss (Gain) on Early Extinguishment of Debt (16,469) (25,148) 52.7% (16,495) (27,305) 65.5% Other Adjst. (Deferred Rent and Fx)(2) 22,971 (120,268) n/a (14,448) 101,924 n/a AFFO $112,207 $124,965 11.4% $527,460 $522,207 (1.0)% % Change Full Ye r 2015 Full Year 2014 % Change Q4 2015 Q4 2014

Quarterly and Full Year Total Revenue Growth Bridge $MM Quarterly Total Revenue Growth Bridge Full Year Total Revenue Growth Bridge (3.3)% R$ Decline (3.5)% R$ Decline Q4 2014 Revenue - Reported $ FX Impact at Q4 2015 FX Rates Q4 2014 Revenue at Q4 2015 FX Rates YoY Growth Excluding FX Impact Q4 2015 Revenue - Reported $ 2014 Revenue - Reported $ FX Impact at 2014 Revenue YoY Growth Excluding FX Impact 2015 Revenue - Reported $ 2015 FX Rates at 2015 FX Rates www.ironmountain.com Selected metric definitions are available in the Appendix 22 $3,118 2.1% C$ Growth $3,008 $2,947 $61 $778 2.1% C$ Growth $752 $738 $15 $171 $41

Quarterly Normalized Adjusted OIBDA Bridge $MM 14.1% Normalized C$ Growth 8.0% Reported R$ Growth $1 Q4 2014 Adj. OIBDA FX Impact at Q4 2015 FX Rates Normalized Q4 2014 Adj. OIBDA at Q4 2015 FX Rates Q4 2015 Adj. OIBDA - Reported Add Back: Restructuring Charges Related to Transformation Q4 2015 Normalized Adj. OIBDA Q4 2015 Adjusted OIBDA was impacted by a $1mm restructuring charge related to Transformation initiative. www.ironmountain.com Selected metric definitions are available in the Appendix 23 $239 $238 $220 $209 $11

Full Year Normalized Adjusted OIBDA Bridge $MM 5.1% Normalized C$ Growth (0.6)% Reported R$ Decline 2014 Adj. OIBDA FX Impact at 2015 FX Rates Add Back: 2014 Restructuring Charges Normalized 2014 Adj. OIBDA at 2015 FX Rates 2015 Adj. OIBDA - Reported Add Back: Restructuring Charges Related to Transformation 2015 Normalized Adj. OIBDA Full Year 2015 Adjusted OIBDA was impacted by a $10mm restructuring charge related to Transformation initiative. www.ironmountain.com Selected metric definitions are available in the Appendix 24 $930 $926 $920 $885 4 $44 $10

Quarterly Normalized Adjusted EPS Bridge $0.08 – Reported Growth $0.09 – Normalized Growth Reported Q4 2014 Adj. EPS Impact of Additional Shares Outstanding Normalized Q4 2014 Adjusted EPS Reported Q4 2015 Adjusted EPS The $1mm charge in Q4 2015 associated with Transformation did not have a material impact on Adj. EPS. www.ironmountain.com Selected metric definitions are available in the Appendix 25 $0.33 $0.25 $0.24 ($0.01)

Full Year Normalized Adjusted EPS Bridge ($0.15) – Reported Decline $0.02 – Normalized Growth Reported 2014 Adj. EPS Impact of Additional Shares Outstanding Add Back: 2014 Restructuring Charges(1) Normalized 2014 Adj. EPS Reported 2015 Adj. EPS Add: Restructuring Charges Related to Transformation(1) Normalizing for Constant Tax Rate(2) 2015 Normalized Adj. EPS (1) FY 2015 Adjusted EPS was impacted by a $10mm restructuring charge related to the Transformation initiative and in FY 2014 Adj. OIBDA was impacted by $4mm of restructuring charges related to an overhead optimization plan introduced in 2013. (2) FY 2015 structural tax rate was 16.8% vs. 14.4% for FY 2014. www.ironmountain.com Selected metric definitions are available in the Appendix 26 $1.36 $1.30 $1.28 $1.21 $0.02 $0.05 $0.04 ($0.10)

Total Service Margin Bridge Service Gross Margin: Sequential Performance (130) bps – Reported Decline + 40 bps – Normalized Improvement Q3 2015 Service Gross Margin Less: Service Gross Margin Reallocation to Storage Q3 2015 Normalized Service Gross Margin Q4 2015 Service Gross Margin Q3 2015 Total Service Gross Margin is higher than forecasted at our Investor Day due to a reallocation between service and storage. www.ironmountain.com Selected metric definitions are available in the Appendix 27 28.5% 27.2% 26.8% 1.7%

IRON MOUNTAIN®

Reported $ Storage Net Operating Income (NOI)

	Q4 2014	Q4 2015	% Change	Full Year 2014	Full Year 2015	% Change
Revenue from Storage Rental Activities						
Records Management	$369,650	$358,253	(3.1)%	$1,484,843	$1,447,179	(2.5)%
Data Protection	76,305	74,350	(2.6)%	300,164	298,963	(0.4)%
Other(1)	19,446	25,161	29.4%	75,236	91,755	22.0%
Total Storage Rental	465,401	457,764	(1.6)%	1,860,243	1,837,897	(1.2)%
Terminations/Permanent Withdraw al Fees	5,864	6,280	7.1%	23,740	26,030	9.6%
Total Revenue from Storage Rental Activities	**$471,265**	**$464,044**	**(1.5)%**	**$1,883,982**	**$1,863,927**	**(1.1)%**
Less: Storage Rental Expenses						
Facility Costs(2)	103,842	98,404	(5.2)%	412,788	402,691	(2.4)%
Storage Rental Labor	2,192	5,191	n/a	6,391	7,790	21.9%
Other Storage Rental Expenses	3,754	6,287	67.5%	16,083	20,426	27.0%
Allocated Overhead(3)	32,873	26,586	(19.1)%	139,625	133,965	(4.1)%
Total Storage Rental Expenses	**$142,661**	**$136,468**	**(4.3)%**	**$574,887**	**$564,872**	**(1.7)%**
Storage Rent	53,274	47,800	(10.3)%	205,904	197,101	(4.3)%
Storage Rental Expenses (excluding Storage Rent)	**$89,387**	**$88,668**	**(0.8)%**	**$368,983**	**$367,771**	**(0.3)%**
Storage Net Operating Income	**$381,878**	**$375,376**	**(1.7%)**	**$1,514,999**	**$1,496,156**	**(1.2%)**
Storage Net Operating Income Margin	81.0%	80.9%	-10 bps	80.4%	80.3%	-10 bps
Storage Gross Profit	**$355,612**	**$347,882**	**(2.2)%**	**$1,424,981**	**$1,406,990**	**(1.3)%**
Storage Gross Margin	76.4%	76.0%	-40 bps	76.6%	76.6%	0 bps

(1) Includes Data Center, Fine Art, Consumer Storage, Intellectual Property Management, Digital Storage, Fulfillment Services, Document Management Services, Entertainment Services and other ancillary services.
(2) Includes Rent Expense, Building Maintenance, Property Taxes, Utilities and Insurance costs.
(3) Refer to 'Components of Value' and appendix for overhead allocations and definitions.

www.ironmountain.com Selected metric definitions are available in the Appendix 28

Global Real Estate Portfolio(1) Total % 24.4% 36.6% 75.6% 63.4% (1) Includes real estate held in joint ventures. (2) Adjustments to previous periods due to refinements to real estate basis and reclassification of multiple adjoining facilities into single buildings. (3) Out of the 60 leased building additions and expansions, 53 were the result of acquiring leases in business acquisitions including Crozier and two were the result of short-term leases associated with customer acquisitions. www.ironmountain.com Selected metric definitions are available in the Appendix 29 Total 277 25,594 860 44,294 1,137 69,888 As of 12/31/2015 Ow ne d Facilitie s North Am e rica 195 21,150 Le as e d Facilitie s 484 30,339 Total 679 51,490 Europe 49 2,776 194 7,455 243 10,230 Latin America 29 1,583 73 3,471 102 5,054 Asia Pacif ic 4 85 109 3,030 113 3,115 Inte rnational 82 4,444 376 13,955 458 18,399 Sq. Ft. Buildings Sq. Ft. Buildings Sq. Ft. Buildings Total - - (23) (522) (23) (522) Q4 2015 Dis pos itions & M ove Outs Ow ne d Facilitie s North Am e rica - - Le as e d Facilitie s (17) (428) Total (17) (428) Europe - - (4) (34) (4) (34) Latin America - - (1) (23) (1) (23) Asia Pacif ic - - (1) (38) (1) (38) Inte rnational - - (6) (95) (6) (95) Sq. Ft. Buildings Sq. Ft. Buildings Sq. Ft. Buildings Total 7 793 60 1,419 67 2,212 Q4 2015 Additions & Expans ions Ow ne d Facilitie s North Am e rica 6 779 Le as e d Facilitie s (3) 14 583 Total 20 1,362 Europe - - 9 142 9 142 Latin America - - 1 5 1 5 Asia Pacif ic 1 14 36 689 37 703 Inte rnational 1 14 46 836 47 850 Sq. Ft. Buildings Sq. Ft. Buildings Sq. Ft. Buildings As of 9/30/2015 Adjus te d(2) Ow ne d Facilitie s North Am e rica 189 20,371 Le as e d Facilitie s 487 30,184 Total 676 50,555 Europe 49 2,776 189 7,347 238 10,122 Latin America 29 1,583 73 3,489 102 5,072 Asia Pacif ic 3 71 74 2,378 77 2,449 Inte rnational 81 4,430 336 13,214 417 17,643 Total 270 24,801 823 43,397 1,093 68,198 Sq. Ft. Buildings Sq. Ft. Buildings Sq. Ft. Buildings

Revenue from Rental Activities and Storage NOI per Racked Square Foot Square Footage by Region North Am e rica Latin Am e rica As ia Pacific Europe Total Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot(2) Re ve nue NOI Re ve nue NOI North Am e rica Data Protection $ per Sq Ft $331.04 $294.36 $333.06 $292.39 Latin Am e rica $35.72 $31.41 $37.95 $33.10 (1) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities. (2) Excludes Revenue and NOI associated with Intellectual Property Management, Fulfillment Services, Data Center, Entertainment Services, Fine Art, Consumer Storage and other ancillary services. www.ironmountain.com Selected metric definitions are available in the Appendix 30 As ia Pacific $26.43 $20.21 $26.43 $20.33 Total $33.70 $27.94 $34.01 $28.03 Europe $41.26 $34.40 $41.49 $34.33 Records Management $ per Sq Ft $27.61 $22.52 $27.76 $22.56 Full Ye ar 2015 Q4 2015 Annualize d Re cords M anage m e nt Rack e d Space 38,018 7,101 3,404 1,935 50,458 Data Prote ction Rack e d Space 704 121 38 25 888 18,543 Othe r(1) 12,768 3,008 1,612 1,155 Total 51,490 10,230 5,054 3,115 69,888 As of De ce m be r 31, 2015

Portfolio Utilization +2.5% +3.4% 543 79 530 550 500 450 400 80 76 +1.6% 70 61 60 60 +14.6% 10 10 5 50 0 1 0 North America Europe Latin America Asia Pacific Total IRM North America Europe Latin America Asia Pacific Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 643 650 600 550 500 450 120 110 100 90 80 115 98 83 100 50 0 20 10 0 78% 93% 93% North America Europe Latin America Asia Pacific Total IRM North America Europe Latin America Asia Pacific Total IRM Q4 2015 Total Installed Racking Cap. Q4 2015 Total Potential Building Cap. (1) RM units stored includes cubic feet of storage in dedicated space leased to customers on a square foot basis; these dedicated space storage units are excluded from our RM volume growth chart on page 10. (2) Iron Mountain operates its storage business to achieve a desired utilization of between 94% – 98% to attain maximum operating efficiency. www.ironmountain.com Selected metric definitions are available in the Appendix 31 69% 13 74% 48% 81% 74 74% 22 83% 15 48% 77 72% 77% 82% 593 84% 454 92% 423 85% 99109 91% 84% 49522328 90% 85% Capacity and Utilization(2) (%) +8.2%+13.1% 10 6 1 +0.4% 384386 +5.2% 88 92 +3.2%+36.9% 42 44 1621 Units Stored(1) Data Protection Storage Portfolio (DPUs MM) As of 12/31/2015 Records Management Storage Portfolio (CuFt MM) As of 12/31/2015

Gross Book Value of Real Estate Assets Real Estate Assets Land $211,024 Leasehold Improvements 411,997 Construction In Progress 44,466 Service Operations Buildings & Building Improvements 15,789 Racking 113,410 Total Se rvice Gros s Book Value $175,465 Non-Real Estate Assets Total PP&E Gross Book Value $4,744,236 (1) Includes warehouse equipment, vehicles, furniture, fixtures, computer hardware and software. www.ironmountain.com Selected metric definitions are available in the Appendix 32 All Other Non-Real Estate Assets Gross Book Value(1) 966,509 Total Real Estate Gross Book Value $3,777,727 Construction In Progress 3,665 Leasehold Improvements 35,451 Land $7,150 Total Storage Gros s Book Value $3,602,262 Racking 1,443,340 Buildings & Building Improvements 1,491,435 Storage Operations As of 12/31/2015

IRON MOUNTAIN®

Service Business Detail

	Q4 2014	Q4 2015	% Change	Full Year 2014	Full Year 2015	% Change
Service Operations Revenue by Product Line						
Records Management	$161,796	$148,835	(8.0)%	$642,372	$597,348	(7.0)%
Data Protection	48,552	40,606	(16.4)%	200,588	170,183	(15.2)%
Shredding	62,202	59,536	(4.3)%	256,579	238,030	(7.2)%
Other[1]	40,028	45,686	14.1%	157,911	164,518	4.2%
Total Service Revenue	**$312,577**	**$294,663**	**(5.7)%**	**$1,257,450**	**$1,170,079**	**(6.9)%**

	Q4 2014	Q4 2015	% Change	YTD 2014	Full Year 2015	% Change
Service Revenues	$312,577	$294,663	(5.7)%	$1,257,450	$1,170,079	(6.9)%
Less: Terminations/Permanent Withdraw al Fees	5,864	6,280	7.1%	23,740	26,030	9.6%
Adjusted Service Revenue	**$306,713**	**$288,384**	**(6.0)%**	**$1,233,710**	**$1,144,049**	**(7.3)%**
Less: Service Expenses						
Facility Costs[2]	6,349	7,645	20.4%	27,629	23,191	(16.1)%
Service Labor	166,340	157,502	(5.3)%	663,167	639,292	(3.6)%
Other Service Expenses	54,548	49,397	(9.4)%	218,579	196,635	(10.0)%
Allocated Overhead[3]	25,358	19,631	(22.6)%	108,070	96,418	(10.8)%
Total Service Expenses	**$252,595**	**$234,175**	**(7.3)%**	**$1,017,445**	**$955,536**	**(6.1)%**
Total Service Adjusted OIBDA	**$54,118**	**$54,209**	**0.2%**	**$216,266**	**$188,514**	**(12.8)%**
Total Service Adjusted OIBDA %	**17.6%**	**18.8%**	**120 bps**	**17.5%**	**16.5%**	**-110 bps**
Service Rent	1,424	3,181	n/a	8,318	8,914	7.2%
Total Service Adjusted OIBDAR	**$55,542**	**$57,389**	**3.3%**	**$224,582**	**$197,427**	**(12.1)%**
Total Service Adjusted OIBDAR %	**18.1%**	**19.9%**	**180 bps**	**18.2%**	**17.3%**	**-90 bps**
Total Service Gross Profit	**$85,341**	**$80,120**	**(6.1)%**	**$348,075**	**$310,961**	**(10.7)%**
Total Service Gross Margin	**27.3%**	**27.2%**	**-10 bps**	**27.7%**	**26.6%**	**-110 bps**

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services, Fine Art, Consumer Storage and other ancillary services.
(2) Includes Building Maintenance, Property Taxes, Utilities, Facility Rent and Insurance costs for shredding, imaging and other services.
(3) Refer to 'Components of Value' and appendix for overhead allocations and definitions.

www.ironmountain.com Selected metric definitions are available in the Appendix 33

IRON MOUNTAIN®
Customer Data

Iron Mountain provides storage and information management services to more than 170,000 customers in 37 countries around the world. This high quality, diversified customer base comprising numerous industries and government organizations includes approximately 94% of the Fortune 1000. No single customer represents more than 1% of revenues and our Top 20 customers have historically represented approximately 6% of consolidated revenues. Customer retention is consistently high with annual losses of roughly 2% (on a volume basis), attributable to customer terminations.

North America Q4 2015 Trailing Twelve Months Revenue by Vertical


Energy
Business Services
Life Sciences
Insurance
3%
3%
2%
8%
40%
Other(1)
Financial
15%
9%
Legal
2%
Federal
18%
Healthcare

	Full Year 2015	FY 2014	Full Year 2013	Full Year 2012
Customer Quality Metrics				
Volume Retention Rate (RM Global)	93.3%	93.7%	92.9%	92.7%
Bad Debt Expense as a % of Consolidated Revenues	0.5%	0.5%	0.4%	0.3%

	Q4 2015	Full Year 2015
Turnover Expenditures (Storage Only)		
Sales, Marketing & Account Management	32,287	130,773
Customer Acquisition Costs(2)	19,948	55,111

(1) No single vertical within 'Other' comprises greater than 1% of North America Revenue.
(2) Customer acquisition costs include the acquisition of customer relationships and customer inducements such as move costs and permanent withdrawal fees.

www.ironmountain.com Selected metric definitions are available in the Appendix 34

Debt Schedule Debt Maturity Schedule ($MM)(1) $1,065 $1,000 $1,000 Fixed Rate Debt at 12/31/15 Floating Rate Debt at 12/31/15 2016 2017 2018 2019 2020 2021 2022 2023 2024 Thereafter Fixed vs. Floating Rate Debt at 12/31/15(1) 28% Fixed Rate Debt Floating Rate Debt 72% (1) Excludes mortgages, capital leases and local bilateral loans. www.ironmountain.com Selected metric definitions are available in the Appendix 35 $206 $592$600 $144

IRON MOUNTAIN®

Capitalization

Senior Unsecured and Senior Subordinated Notes (as of 12/31/2015)

Type of Note	Senior	Senior	Subordinated	Senior	Senior
Issuance Date	8/13/13	8/13/13	8/7/12	9/18/14	9/29/15
Denomination	CAD	USD	USD	GBP	USD
Original Principal Amount (FX Rate on Issue Date)	$193,720	$600,000	$1,000,000	$654,960	$1,000,000
Exchange Rate at 12/31/2015	0.7210	1.0000	1.0000	1.4804	1.0000
Principal Amount at 12/31/2015	$144,190	$600,000	$1,000,000	$592,140	$1,000,000
Yield (on Issue Date)	6.125%	6.000%	5.750%	6.125%	6.000%
Maturity Date	8/15/21	8/15/23	8/15/24	9/15/22	10/1/20
Current Call Price	N/A	N/A	N/A	N/A	N/A
Next Call Date	8/15/17	10/15/18	8/15/17	9/15/17	10/1/17
Next Call Price	103.063	103.000	102.875	104.594	103.000

Revolving Credit and Term Loan Facility (as of 12/31/2015)

Capacity	$1,743,750
Outstanding	$1,028,188
Letters of Credit	$36,624
Remaining Capacity	$678,938
Interest Rate Spread (Prime)	1.25%
Interest Rate Spread (LIBOR)	2.25%
Weighted Average Interest Rate	2.67%
Maturity Date	7/6/19


Net Lease Adjusted Leverage Ratio
6.0
5.0
0.0
5.0x
5.4x
5.6x
2013
2014
Q4 2015

Revolving Credit Facility Debt Covenant Analysis (as of 12/31/2015)

Metric	Limit	Current
Fixed Charge Ratio	≥ 1.5x	2.4x
Net Total Lease Adjusted Leverage Ratio	≤ 6.5x	5.6x
Net Secured Lease Adjusted Leverage Ratio	≤ 4.0x	2.6x

Total Market Capitalization

# of Shares Outstanding at 12/31/2015	211,340
Share Price at 12/31/2015	$27.01
Total Equity Value	$5,708,301
Total Debt, Net of Cash[2]	$4,775,596
Total Market Capitalization	$10,483,897
Net Debt to Total Market Capitalization	46%
Adj. OIBDA to Interest Expense	3.5x
Total Market Capitalization to Adjusted OIBDA	11.3x

Credit Ratings

	S&P	Moody's
Corporate	B+	Ba3
Senior Secured	BB-	Ba3
Unsecured[1]	B+	Ba3
Senior Subordinated	B-	B2

Total Debt Weighted Average Rates (as of 12/31/2015)

Interest	5.3%
Maturity	5.8 years

(1) CAD 6.125% notes due 2021 are rated BB- by Standard & Poor's.
(2) Debt net of cash is calculated as current portion of long-term debt of $88mm plus long-term debt net of current portion of $4,757mm plus $58.3mm deferred financing costs less cash and equivalents of $128.3mm. The deferred financing costs are now included within Long-Term Debt following the Q4 2015 adoption of ASU 2015-03.

www.ironmountain.com Selected metric definitions are available in the Appendix 36

Lease Obligations(1) Facility Lease Expirations (% of total square feet subject to lease) 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Thereafter 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Thereafter Weighted Average Remaining Lease Obligations (no exercise of extension options): 5.2 years Weighted Average Remaining Lease Obligations (exercise of all extension options): 12.1 years (1) Includes capital and operating lease obligations. www.ironmountain.com Selected metric definitions are available in the Appendix 37 63.0% 5.2% 4.1% 3.9% 3.5% 3.4% 3.4% 3.0% 2.9% 2.8% 2.7% 2.1% Assuming Exercise of All Extension Options 12.3% 9.2% 13.2% 11.9% 12.2% 11.1% 10.1% 5.7% 5.1% 4.2% 1.2% 3.7% Assuming No Exercise of Extension Options

IRON MOUNTAIN®

Capital Expenditures and Investments

	Q4 2014	Q4 2015	% Change	Full Year 2014	Full Year 2015	% Change
Capital Expenditures[1] and Investments						
Real Estate:						
Investment[1]	$54,254	$65,258	20.3%	$199,663	$170,742	(14.5)%
Maintenance[2]	26,344	24,645	(6.5)%	57,574	52,826	(8.2)%
	$80,598	**$89,902**	**11.5%**	**$257,237**	**$223,568**	**(13.1)%**
Non-Real Estate:						
Investment[2][3]	17,391	13,298	(23.5)%	$50,854	47,964	(5.7)%
Maintenance[2][4]	6,156	7,217	17.2%	19,527	23,396	19.8%
	$23,547	**$20,515**	**(12.9)%**	**$70,381**	**$71,360**	**1.4%**
Total Real Estate and Non-Real Estate Capital Expenditures and Investments	**$104,145**	**$110,418**	**6.0%**	**$327,619**	**$294,928**	**(10.0)%**
Adjustment for Net Capital Expenditure Accruals and Prepaids	(19,607)	(22,750)	**16.0%**	34,305	(4,679)	(113.6)%
Total Cash Paid for Real Estate and Non-Real Estate Capital Expenditures and Investments	**$84,538**	**$87,668**	**3.7%**	**$361,924**	**$290,249**	**(19.8)%**
Business and Customer Acquisitions						
Business Acquisitions	59,680	92,039	54.2%	139,571	119,856	(14.1)%
Adjustment for Business Acquisition Accruals and Cash Acquired	22,047	(6,456)		(11,478)	(6,298)	
Total Cash Paid for Acquisitions	**$81,727**	**$85,583**	**4.7%**	**$128,093**	**$113,558**	**(11.3)%**
Acquisition of Customer Relationship	1,930	17,272	n/a	14,234	38,163	n/a
Customer Inducements	5,907	7,545	27.7%	19,373	22,500	16.1%
Total Acquisition of Customer Relationships	**$7,837**	**$24,817**	**n/a**	**$33,607**	**$60,663**	**80.5%**
Adjustment for Customer Acquisition Accruals	763	(4,869)		840	(5,552)	
Total Cash Paid for Acquisition of Customer Relationships	**$8,600**	**$19,948**	**n/a**	**$34,447**	**$55,111**	**60.0%**
Total Capital Expenditures, Investments and Acquisitions[5]	**$165,755**	**$219,729**	**32.6%**	**$481,423**	**$452,947**	**(5.9)%**

(1) Includes $11mm and $25mm for data center in Q4 2015 and Full Year 2015, respectively. Also includes $9mm and $16mm for land-related investments in Q4 2015 and Full Year 2015, respectively.
(2) FFO (Normalized) is adjusted for these items, among others, to arrive at AFFO.
(3) Excludes $5.1mm of CapEx in FY 2014 related to the company's REIT conversion.
(4) Includes Land, Buildings, Improvements, and Racking Structures.
(5) Excludes adjustments and customer inducements.

www.ironmountain.com Selected metric definitions are available in the Appendix 38

IRON MOUNTAIN
Investments (at C$ Budgeted Fx Rates)

Real Estate Investment Activity

Region	Total Expected Investment	Investment in Current Period	Cumulative Investment to Date	Estimated CuFt / DPUs	Historical Average NOI/CuFt or DPU[5]	Average Stabilization Period
Racking Installations[1]						
North America	$27,641	$8,627	$26,234	7,585	$2.14	
Europe	33,989	5,263	29,477	10,857	$2.19	
Latin America	10,212	1,868	10,781	2,948	$2.03	
Asia Pacific[7]	6,824	1,316	6,581	2,511	$1.60	
Worldwide	**$78,666**	**$17,074**	**$73,072**	**23,901**	**$2.12**	**8 - 12 months**

Region	Total Expected Investment	Investment in Current Period	Cumulative Investment to Date	Total Potential CuFt / DPUs	Total Sq Ft	Historical Average NOI/CuFt or DPU[5]	Average Stabilization Period
Building Development Projects[2]							
North America	$16,087	$3,564	$10,434	569	536	$2.14	
Europe	3,368	1,077	1,437	403	22	$2.19	
Latin America[3]	41,527	24	18,146	9,414	470	$2.03	
Asia Pacific[7]	1,368	243	1,368	200	16	$1.60	
Worldwide	**$62,350**	**$4,908**	**$31,385**	**10,586**	**1,045**	**$2.12**	**24 - 36 months**

Region	Purchase Price	Total Sq Ft	Building CuFt Capacity	Building CuFt Utilization	Building DPU Capacity	Building DPU Utilization	Expected IRRs
YTD 2015 Building Acquisitions[4]							
North America	$52,786	1,027	4,996	84%	393	70%	9%-12%
Europe	-	-	-	-	-	-	-
Latin America	-	-	-	-	-	-	-
Asia Pacific	-	-	-	-	-	-	-
Worldwide	**$52,786**	**1,027**	**4,996**	**84%**	**393**	**70%**	**9%-12%**

Full Year 2015 Business and Customer Acquisition and Disposition Activity

	Business Investments	Business Dispositions
Purchase Price	$158,019	-
Capital Consideration	$39,370	-
Synergized Total Expected Investment	**$197,389**	-
Estimated Annual Revenues	$66,936	-
Expected IRR Range	10% - 14%	-

(1) Racking Installations excludes consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $48.0mm, $5.1mm and $46.7mm, respectively.
(2) Building Development Projects excludes consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $4.7mm, $0.1mm and $4.9mm, respectively.
(3) Includes a large building development project, with a longer than average stabilization period.
(4) Excludes buildings acquired in M&A.
(5) In USD R$.
(6) Real Estate Investment numbers on this slide are denominated in USD C$ as of the project commencement date.
(7) Q4 Storage NOI per cubic foot includes a large volume of cubic footage from our recently completed NAX acquisition (3.8mm cubic feet), without associated in-quarter NOI. Adjusting for NAX cube, Q4 NOI in Asia Pacific would have been $1.90.

www.ironmountain.com Selected metric definitions are available in the Appendix 39

IRON MOUNTAIN®
Components of Value

Components	Annualized NOI $
North America	
Records Management	$856,340
Data Protection	207,246
Other	41,457
Europe	246,623
Latin America	110,469
Asia Pacific	39,368
Total Portfolio Storage NOI	**$1,501,504**

	Annualized	Not Reflected in Current Annualized Storage NOI
Crozier Pro Forma Storage NOI	$10,934	$8,200
Service Adjusted OIBDAR(1)		196,905

	Balance at 12/31/2015
Cash, Cash Equivalents & Other Tangible Assets(2)	$857,912
Quarterly Building & Racking Investment, not reflected in NOI	21,982
Business and Customer Acquisition Consideration excluding Crozier	85,017
Less:	
Debt, Gross Book Value(6)	$4,903,977
Non-Controlling Interests	19,766
Annualized Rental Expense(3)(4)	208,106
Estimated Tax Liability	10,908

Components of Overhead(5)

Total overhead costs have been allocated as follows:

	Q4 2015	Full Year 2015
Storage	$26,586	$133,965
Service	19,631	96,418
Corporate	117,680	400,548
Sales, Marketing, & Account Management	53,070	214,029
Total Overhead	**$216,967**	**$844,960**

(1) Trailing four quarter prior to rental expense.
(2) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets, Deferred Income Taxes and Prepaid Expenses.
(3) Includes Storage and Service.
(4) Includes annualized December Rent Expense for Crozier of $4.2mm.
(5) Includes Recall Costs.
(6) Calculated as current portion of Long-Term Debt $88mm plus Long-Term Debt net of current portion $4,757mm plus $58.8mm of deferred financing costs.

www.ironmountain.com Selected metric definitions are available in the Appendix 40

Appendix Non-GAAP Measures Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”), such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) (gain) on sale of real estate, net of tax; (3) intangible impairments; (4) Recall Costs (as defined below); (5) REIT Costs; (6) other expense (income), net; and (7) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted Funds From Operations, or AFFO AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs) and non-cash equity compensation expense, less maintenance capital expenditures and non-real estate investments. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, REIT costs, Recall costs (as defined below), working capital adjustments and other non-cash expenses. Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA and Adjusted OIBDA Margin Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net, Recall Costs and REIT Costs. Adjusted OIBDA Margin is calculated by dividing Adjusted OIBDA by total revenues. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA and Adjusted OIBDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. www.ironmountain.com Selected metric definitions are available in the Appendix 41

Appendix Non-GAAP Measures (continued) Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA (continued) Adjusted OIBDA does not include certain items that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) (gain) on sale of real estate, net of tax; (3) intangible impairments; (4) Recall Costs; (5) REIT Costs; (6) other expense (income), net; (7) income (loss) from discontinued operations, net of tax; (8) gain (loss) on sale of discontinued operations, net of tax; and (9) net income (loss) attributable to noncontrolling interests. Adjusted OIBDA also does not include interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted OIBDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted OIBDA and Adjusted OIBDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Funds From Operations, or FFO (NAREIT), and FFO (Normalized) Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("NAREIT") and us as net income excluding (i) depreciation on real estate assets and (ii) gain on sale of real estate, net of tax (“FFO (NAREIT)”). FFO (NAREIT) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (NAREIT) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (NAREIT) is net income. Although NAREIT has published a definition of FFO, modifications to FFO (NAREIT) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (NAREIT) that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) intangible impairments; (3) Recall Costs (as defined below); (4) REIT Costs; (5) other expense (income), net; (6) deferred income taxes and REIT tax adjustments; (7) income (loss) from discontinued operations, net of tax; and (8) gain (loss) on sale of discontinued operations, net of tax. Service Adjusted OIBDA Service Adjusted OIBDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and allocated overhead tied to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. www.ironmountain.com Selected metric definitions are available in the Appendix 42

Appendix Non-GAAP Measures (continued) Service Adjusted OIBDAR Service Adjusted OIBDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted OIBDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. www.ironmountain.com Selected metric definitions are available in the Appendix 43

Appendix Definitions Average Stabilization Period – For racking projects, the stabilization period is 8 to 12 months. For new buildings it is 24 to 36 months, assuming phased racking installations over three years. For business acquisitions it is 12 to 24 months, depending on the size of the transaction. Building Development Projects – The construction of new facilities, or three-wall additions. Business Segments North American Records and Information Management Business (“RIM”) – Our North American Records and Information Management Business segment provides storage and information management services, including the storage of physical records, including other media such as microfilm and microfiche, master audio and videotapes, film, X-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers (“Records Management”); information destruction services (“Destruction”); and DMS throughout the United States and Canada; as well as fulfillment services and intellectual property management in the United States. North American Data Management Business (“DM”) – Our North American Data Management Business segment provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; digital content repository systems to house, distribute, and archive key media assets; and storage, safeguarding and electronic or physical delivery of physical media of all types, primarily for entertainment and media industry clients throughout the United States and Canada. Western European – Our Western European Business segment provides storage and information management services, including Records Management, Data Protection & Recovery and DMS throughout the United Kingdom, Ireland, Austria, Belgium, France, Germany, Netherlands, Spain and Switzerland. Until December 2014, our Western European Business segment offered Destruction in the United Kingdom and Ireland. Other International Business – Our Other International Business segment provides storage and information management services throughout the remaining European countries in which we operate, Latin America and Asia Pacific, including Records Management, Data Protection & Recovery and DMS. Our European operations included within the Other International Business segment provide Records Management, Data Protection & Recovery and DMS. Our Latin America operations provide Records Management, Data Protection & Recovery, Destruction and DMS throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia Pacific operations provide Records Management, Data Protection & Recovery and DMS throughout Australia, with Records Management and Data Protection & Recovery also provided in certain cities in India, Singapore, Hong Kong - SAR and China. Until December 2014, our Other International Business segment offered Destruction in Australia. . www.ironmountain.com Selected metric definitions are available in the Appendix 44

Appendix Definitions (continued) Corporate and Other – Our Corporate and Other Business segment primarily consists of our data center and fine art storage businesses in the United States, the primary product offerings of our Adjacent Business operating segment (which was formerly referred to as our Emerging Business operating segment), as well as costs related to executive and staff functions, including finance, human resources and information technology, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. Our Corporate and Other Business segment also includes stock-based employee compensation expense associated with all stock options, restricted stock, restricted stock units, performance units and shares of stock issued under our employee stock purchase plan. www.ironmountain.com Selected metric definitions are available in the Appendix 45

Appendix Definitions (continued) Capacity Measures Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate: Investment – Assets that support core business growth primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures that expand our revenue capacity in existing or new geographies, replace a long-term operational obligation or create operational efficiencies, or Real Estate Investment. Maintenance – Real estate assets necessary to maintain ongoing business operations primarily related to the repair or replacement of real estate assets such as buildings, building improvements, leasehold improvements and racking structures, or Real Estate Maintenance. Non-Real Estate: Investment – Non-real estate assets that either (i) support the growth of our business, and/or increase our profitability, such as customer-inventory technology systems, and technology service storage and processing capacity, or (ii) are directly related to the development of new products or services in support of our integrated value proposition and enhance our leadership position in the industry, including items such as increased feature functionality, security upgrades or system enhancements, or Non-Real Estate Investment. www.ironmountain.com Selected metric definitions are available in the Appendix 46

Appendix Definitions (continued) Capital Expenditures and Investments (continued) Maintenance – Assets necessary to maintain ongoing business operations primarily related to the repair or replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets. This category also includes operational support initiatives such as sales and marketing and information technology projects to support infrastructure requirements, or Non-Real Estate Maintenance. Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are calculated by translating the 2014 results at the 2015 constant dollar budget rates. Cumulative Investment to Date – Total spend to date since project approval. Customer Acquisition Costs – Includes costs associated with the acquisition of customer relationships and customer inducements such as move costs and permanent withdrawal fees. www.ironmountain.com Selected metric definitions are available in the Appendix 47

Appendix Definitions (continued) Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services. Estimated CuFt / DPUs – Estimated based on expected growth and consolidation, resulting from moving boxes from one facility to another. Historical Average NOI / CF or DPU – The quarterly annualized Storage NOI for a specific region (NA, Europe, Latin America, Asia Pacific) and product (Records Management or Data Protection). Internal Revenue Growth – Internal revenue growth represents the year-over-year growth rate of revenues excluding the impacts of changes to foreign currency exchange rates, acquisitions and other unusual items. In general, only acquisitions that have been in our results for the full calendar year prior to the quarter of measurement are included in internal revenue growth. Investment in Current Period – Spend within the quarter being reported. Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA plus rent expense divided by net debt including the capitalized value of lease obligations. Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters’ total activity by the ending balance of the same prior-year period. Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent. Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship. Racking Installations – Defined as any incremental racking spend on buildings constructed or operated prior to January 1, 2014. Racking projects are tracked from first dollar spent until completion, which is defined as when the first box is entered into storage. Racking spend on buildings constructed subsequent to January 1, 2014 is included in Building Development Projects. Recall Costs – Includes operating expenditures associated with our proposed acquisition of Recall, including costs to complete the Recall Transaction, including advisory and professional fees, as well as costs incurred to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT conversion and system upgrade costs. www.ironmountain.com Selected metric definitions are available in the Appendix 48

Appendix Definitions (continued) REIT Costs – Includes costs associated with our 2011 proxy contest, costs associated with the Company’s conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which we expect to recur in future periods. REIT Countries – Countries where we operate that have been converted into a Qualified REIT Subsidiary and Taxable REIT Subsidiary structure, the group includes the following: Australia, Canada, Germany, Ireland, Mexico, Netherlands, Poland, Spain, United Kingdom and the United States. Service Profit and Margin – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adj. OIBDA + Allocated Overhead Expenses + Termination and Permanent Withdrawal Fees = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Profit and Margin – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent - Termination and Permanent Withdrawal Fees = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent W ithdrawal Fees) = Storage Margin (%) Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. Total Expected Investment – Is defined as follows: Total Expected Investment for Racking Installations – The sum of expected investments for all approved racking projects, reported on a constant dollar basis. Total Expected Investment for Building Development Projects – The sum of expected investments for all approved building projects, including the expected costs of approved racking installations, reported on a constant dollar basis. Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. www.ironmountain.com Selected metric definitions are available in the Appendix 49